Exhibit 10.2


                              MANAGEMENT AGREEMENT

                  THIS AGREEMENT is made the ___ day of ________, 1999, between Unifund America, Inc. , a New York corporation ("Unifund") and Pipeline Data Inc., a Delaware corporation having its office at 575 Madison Avenue, New York, New York (the "Company").
                                                     RECITALS:
         For a number of years, Unifund has been actively engaged in a number of corporate endeavors which have included various capital market transactions and rendering advice and counsel to companies seeking to access the capital markets. Pipeline Data Inc. is a development stage company that intends to commence a publicly registered offering of its securities and which will intend to use these proceeds to develop a healthcare-oriented website designed to aid in the creation of a valuable marketing database. Unifund is willing to serve as a management consultant on the terms set forth in this Agreement.
                                                    AGREEMENT:
         The parties, therefore, agree as follows:
         1. The Company hereby retains Unifund as a managing consultant to the Company for a period of 60 months commencing on or about the time when Pipeline's registration statement with the SEC for the offering of its common stock, and certain warrants to purchase such common stock is declared effective. This is expected to occur in August or September of 1999. As managing consultant, Unifund shall assist the Company in (i) procuring financing, (ii) evaluating strategic acquisitions, mergers, joint ventures, or other forms of business combination,


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and (iii) exploring other capital markets strategies which may from time to time present themselves. Unifund as a managing consultant hereunder shall have the status of an independent contractor, and not an employee of the Company. The parties recognize that Unifund may be engaged in other business activities during the term of this Agreement and does not in any event intend to devote its full time to performance of services hereunder. To the extent that Unifund and the Company agree that travel is appropriate in connection with Unifund's consulting services, the Company shall reimburse Unifund for reasonable travel and other expenses incurred in the performance of its duties as managing consultant. The managing consultant shall not be responsible for (i) filing tax
returns,  (ii)  making  withholding  payments,   (iii)  ordinary  operations  of
Pipeline, on a day to day basis, except for those which have been specifically agreed to in writing by the parties hereto.

         2. At the request of Unifund, the Company shall make available to it such records with respect to its operations and customers as it may reasonably request, including database usage records, inventory records, invoices, statements, check books, financial records and reports and correspondence with customers and suppliers.

         3. As compensation for the consulting services to be performed hereunder, the Company shall pay to Unifund a monthly consulting fee in the amount of Fifteen Hundred Dollars ($1500) per month. Such compensation shall be paid in semimonthly installments on the 15th and last day of each month, or on the next succeeding business day if such dates are not business days.

         4. During the term of this Agreement, Unifund shall not without the express written consent of the Company, engage in, conduct advise or consult with, and shall not own any direct or indirect interest in, any proprietorship, partnership, corporation or other business organization engaged in the business of operating a healthcare-oriented website.

         5. Unifund may hypothecate, pledge, or otherwise dispose of its right to receive payments under this Agreement, but may not without the prior written consent of the Company, delegate any duties of performance hereunder. In the event of any attempt at assignment or transfer, the Company shall have no liability to make any payments other than as provided in this Agreement to Unifund.

         6. The Company shall not merge, consolidate, or otherwise reorganize with any other corporation or other business organization unless and until such other corporation expressly assumes the duties and obligations of the Company herein set forth.

         7. No modification, amendment, addition to, or termination of this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by both of the parties.

         8. This Agreement shall be binding on the parties, their distributees, legal representatives, successors, and assigns.

         9. All notices under this Agreement shall be in writing and shall be served by personal service, or registered mail, return receipt requested. Notice by mail shall be addressed to each party at his address as set forth above. Either party may notify the other party of a different address to which notices shall be sent.

         10. This Agreement shall be governed by the laws of the State of New York.

                                     Pipeline Data Inc.

                                     BY:______________________________
                                              President


                                     Unifund America, Inc.


                                     BY:_______________________
                                       Title: